Exhibit 99.1

American Rebel to Exhibit at the 151st NRA Annual Meetings and Exhibits May 27 – 29 in Houston, TX

American Rebel Will Introduce Two New Product Lines in their Exhibit Booth #1630

Nashville, TN / May 19, 2022 / GLOBE NEWSWIRE / — American Rebel – America’s Patriotic Brand (NASDAQ: AREB) (NASDAQ: AREBW) will exhibit at the NRA Annual Meetings and Exhibits May 27 – 29 in Houston, TX, at the George R. Brown Convention Center.

“We are very excited to be back attending trade shows and in front of our fellow patriots, customers and fans,” said American Rebel CEO Andy Ross. “The NRA Annual Meetings and Exhibits is one of the best consumer shows and biggest audiences of the year. It is the perfect place to introduce new products and get in front of a big crowd.”

American Rebel (“AREB”) will be displaying its current line of Defender safes as well as its concealed carry line of products. AREB will also introduce two new product offerings, the American Rebel Freedom safe line and the American Rebel 2A Lockers.

“The American Rebel Freedom safe line will offer our customers American Rebel attitude at an unbelievable price. The Freedom line up also features a new rugged, tough finish,” said Ross. “American Rebel 2A Lockers allow our customers to keep all things 2A (Second Amendment) behind lock and key and feature our proprietary five-point locking mechanism. We believe these two new product offerings are game changers for our target market and American Rebel.”

American Rebel’s exhibit space number is 1630 and attendees are encouraged to drop in and see the entire line of products, including the 2nd Amendment Muscle Car, the Corvette built for American Rebel CEO Andy Ross by Danny “the Count” Koker on the History Channel hit television show Counting Cars. “American Rebel will be burning patriotic fuel at the NRA Annual Meetings and Exhibits,” said Ross. “We look forward to seeing many of our customers, followers, fans and stockholders.”

About the NRA Annual Meeting

The 151st NRA Annual Meetings & Exhibits will be open all three days and will showcase over 14 acres, 650,000 square feet of exhibit space, of the latest guns and gear from the most popular companies in the industry. Attendees can spend the day exploring products from every major firearm company in the country. Also on display will be an array of knives, wildlife art, shooting accessories, hunting gear, ATVs, and much more.

The NRA Annual Meetings & Exhibits is open to all NRA members and their immediate families (spouse and children under 18 years old) and is FREE to attend. If you are not currently a member of the NRA, you can attend by joining at the door or right now at www.nra.org. For more information on the NRA Annual Meetings and Exhibits go to www.nraam.org.

About American Rebel Holdings, Inc.

American Rebel operates primarily as a designer and marketer of branded safes and personal security and self-defense products. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com. For investor information, visit www.americanrebel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ:AREB)(NASDAQ:AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our current reliance on a sole manufacturer and supplier for the production of our safes, our manufacturing partner’s ability to meet production demands, our ability to expand our sales organization to address existing and new markets that we intend to target, our ability to effectively compete in a competitive industry, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Charles A. Ross, Jr.

CEO

American Rebel Holdings, Inc.

info@americanrebel.com

SOURCE: American Rebel Holdings, Inc.